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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 31, 1999

                          SECOND BANCORP, INCORPORATED
                          ----------------------------
             (Exact name of registrant as specified in its charter)

Ohio                                 0-15624                      34-1547453
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(State of incorporation)          (Commission                  (IRS Employer
                                  File Number)               Identification No.)

108 Main Avenue S.W., Warren, Ohio                              44482-1311
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code:  330-841-0123


ITEM 5. OTHER EVENTS

On August 19, 1999, the Company issued the following press release:

                SECOND BANCORP ANNOUNCES STOCK REPURCHASE PROGRAM

WARREN, OHIO, AUGUST 19, 1999 - - SECOND BANCORP INCORPORATED (Nasdaq "SECD") announced that its board of directors has authorized the discretionary buy-back of up to 500,000 shares of the company's common stock. Assuming the full repurchase is completed, the buy-back will represent 4.7% of the number of company shares currently outstanding. The repurchase program is expected to be implemented through open market transactions at prevailing market prices. Treasurer David L. Kellerman indicated that "Stock repurchase programs like the one we are announcing today are valuable tools in the aggressive management of our capital position. The program will allow us to take advantage of the opportunity to retire common shares at an attractive price with a resulting small but positive impact on key earnings ratios."

Second Bancorp is a $1.48 billion bank holding company providing a full range of commercial and consumer banking, trust, insurance and investment products and services to communities in a nine county area of Northeastern and East-Central Ohio through subsidiary Second National Bank's 36 office network.
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Additional information about Second Bancorp can be found on the World Wide Web at www.prnewsire.com. Information about products and services offered by Second National Bank can also be accessed at www.secondnationalbank.com.

CONTACT: Christopher Stanitz, Executive Vice President and Secretary, 330-841-0234 or fax, 330-841-0489.









                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                  Second Bancorp, Incorporated


Date: August 31, 1999                             /s/ David L. Kellerman
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                                                  David L. Kellerman, Treasurer




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